Exhibit 10.1

AMENDMENT

AMENDMENT to that certain Amended and Restated Convertible Note dated February 11, 2011 in the principal amount of $250,000 (“Note”) by and between Feel Golf Co. Inc. (“Feel) and Long Side Ventures LLC (“Long Side")

WHEREAS, Feel and Long Side are parties to a Convertible Note with an original issuance date of February 11, 2011;

WHEREAS, On January 14, 2013 the parties amended the note lowering the conversion price to $.0001;

WHEREAS, the Parties believe that it is their collective best interest to amend the Note again to restore the original provisions changed by the January 14, 2013 Amendment.

NOW THEREFORE, in consideration of the mutual agreements, covenants and rights set forth herein the Parties agree as follows:

1.           Section 2.1(b) shall be deleted and replaced with the following:

“(b) Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be the higher of: (i) 50% of the average of the five lowest intraday prices for the Company’s stock during the previous 15 trading days: or (ii) $0.0001.

In witness whereof, the Parties hereto have executed this Amendment this 14th day of August, 2013

FEEL GOLF CO INC.	LONG SIDE VENTURES LLC

/s/ Victoria Rudman	/s/ Ben Kaplan
Victoria Rudman, CEO	BEN KAPLAN, Managing Member